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                                                                    Exhibit 5




October 30, 1998


JeffBanks,  Inc.
1845 Walnut Street
Philadelphia, PA  19103

Gentlemen/Ladies:

We have acted as counsel to JeffBanks, Inc. ("JBI") in connection with the preparation and filing by JBI of a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"), with respect to the offer and sale of up to 183,314 shares of the common stock of JBI, par value $1.00 per share (the "Common Stock") issuable pursuant to the JeffBanks, Inc. Equity Incentive Plan, formerly, the Regent Bancshares Corp. 1997 Equity Incentive Plan (the "Plan"). In connection therewith, you have requested our opinion as to certain matters referred to below.

In our capacity as such counsel, we have familiarized ourselves with the actions taken by JBI in connection with the registration of the Common Stock. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement and prospectus and the amendments thereof and the Plan, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as conformed or photostatic copies, and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing, we are of the opinion that the Common Stock to be issued upon exercise of the Options, when issued in accordance with the terms thereof, will be validly issued and will be fully paid and non-assessable.

We consent to the references to this opinion and to Ledgewood Law Firm, P.C. in the prospectus and the Registration Statement, and to the inclusion of this opinion as an exhibit to the Registration Statement.



                                              Very truly yours,

                                              /s/  LEDGEWOOD LAW FIRM, P.C.
                                              ----------------------------
                                              LEDGEWOOD LAW FIRM, P.C.